UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 12, 2016, the Board of Directors of Marvell Technology Group Ltd. (the “Company”) appointed Richard S. Hill as Interim Principal Executive Officer of the Company in light of Mr. Hill’s role in overseeing the operations of the Company, including the preparation of the filing of certain reports, including its Annual Report on Form 10-K for the 2016 fiscal year, its Quarterly Report on Form 10-Q for the quarter ended April 30, 2016 and its Quarterly Report on Form 10-Q for the quarter ending July 30, 2016 (the “Q2 Form 10-Q”), in his capacity of Chairman of the Board of the Company. Mr. Hill will serve as Interim Principal Executive Officer until after the Company has completed the filing of the Q2 Form 10-Q. As previously announced, Matthew J. Murphy joined the Company as President and Chief Executive Officer, effective July 11, 2016. Until the filing of the Q2 Form 10-Q, Mr. Murphy will not have the role or responsibility of principal executive officer of the Company and will report to Mr. Hill in Mr. Hill’s role as Interim Principal Executive Officer. Immediately following the filing of the Q2 Form 10-Q, Mr. Murphy will assume the role of principal executive officer of the Company and Mr. Hill will remain Chairman of the Board of the Company.

Mr. Hill has served as Chairman of the Board of Directors of the Company since May 2016. He has served as a member of the Board of Directors of Tessera Technologies since August 2012 and as Chairman of the Board of Tessera since March 2013. Mr. Hill also served as Tessera’s Interim Chief Executive Officer from April 15, 2013 until May 29, 2013. Mr. Hill previously served as the Chairman and Chief Executive Officer and member of the board of directors of Novellus Systems Inc., until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices such as oscilloscopes and logic analyzers, most recently as the President of the Tektronix Development Company and Tektronix Components Corporation. Before joining Tektronix, Mr. Hill worked in a variety of engineering and management positions with General Electric, Motorola and Hughes Aircraft Company. Presently, Mr. Hill is a member of the Boards of Directors of Autodesk, Inc., a multinational software corporation that makes software for the architecture, engineering, construction, manufacturing, media, and entertainment industries, Arrow Electronics, Inc., a global provider of products and services to industrial and commercial users of electronic components and enterprise computing, and Cabot Microelectronics Corporation, the leading global supplier of chemical mechanical planarization (CMP) slurries and a growing CMP pad supplier to the semiconductor industry. Mr. Hill is lead director at Cabot Microelectronics, He is also a director of Yahoo, Inc. since April 2016. Mr. Hill previously served on the Board of Directors of LSI Corporation.

In consideration for his service to the Company as Interim Principal Executive Officer, Mr. Hill will be paid $225,000 in cash and will be granted an award of fully vested shares of the Company’s common stock with a value of $225,000 based on a share price that is the closing price of the common shares of the Company (NASDAQ: MRVL) on the NASDAQ Stock Market on the date that is one full trading day after the first date on which the Company has filed all required periodic reports with the Securities and Exchange Commission, such that the Company is “current” with its financial reporting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Executive Vice President, Chief Legal Officer and Secretary